                                                                    EXHIBIT 10.6

THIS SECURED DEBENTURE, AND THE SECURITIES INTO WHICH IT IS CONVERTIBLE (COLLECTIVELY, THE "SECURITIES"), HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THE SECURITIES ARE BEING OFFERED PURSUANT TO A SAFE HARBOR FROM REGISTRATION UNDER REGULATION D PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE SECURITIES ARE "RESTRICTED" AND MAY NOT BE OFFERED OR SOLD UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT, PURSUANT TO REGULATION D OR PURSUANT TO AVAILABLE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND THE COMPANY WILL BE PROVIDED WITH OPINION OF COUNSEL OR OTHER SUCH INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH EXEMPTIONS ARE AVAILABLE. FURTHER HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE MADE EXCEPT IN COMPLIANCE WITH THE ACT.

                     AMENDED AND RESTATED SECURED DEBENTURE

                           U.S. HELICOPTER CORPORATION

                        5% SECURED CONVERTIBLE DEBENTURE

                                DUE APRIL 8, 2007

No. CCP-003                                                          $1,335,424

      This Amended and Restated Secured Debenture issued on April 8, 2005 (the "Debenture") replaces those two (2) secured convertible debentures (the "Prior Debentures") previously issued by U.S. Helicopter Corporation, a Delaware corporation (the "Company"), to Cornell Capital Partners L.P. (together with its permitted successors and assigns, the "Holder"). The first debenture was issued on August 4, 2004 in the principal amount of One Million Dollars ($1,000,000) and the second debenture was issued on February 24, 2005 in the principal amount of Three Hundred Thousand Dollars ($300,000), both issued pursuant to the Securities Purchase Agreement by and between the Company and the Holder dated August 4, 2004. This Debenture reflects all amounts of principal and interest on the Prior Debentures through the date hereof. All of the terms, rights, obligations, covenants, warranties, and representations of the parties pursuant to the Securities Purchase Agreement, Investor Registration Rights Agreement, Security Agreement, Irrevocable Transfer Agent Instructions, or the Escrow Agreement, each of which as they pertain to the Prior Debentures (collectively, the "Prior Debenture Agreements") all of which are dated August 4, 2004, shall remain in full force and effect except as and to the extent stated herein. Notwithstanding the foregoing, to the extent that the terms of this Debenture contradict or are inconsistent with the terms of any of the Prior Debenture Agreements, the terms of this Debenture shall control. This Debenture is issued pursuant to exemptions from registration under the Securities Act of 1933, as amended.

                                   ARTICLE I.

      SECTION 1.01 PRINCIPAL AND INTEREST. For value received, on April 8, 2007, subject to Section 1.02 and Section 1.09 hereof, the Company hereby promises to pay to the order of the Holder in lawful money of the United States of America and in immediately available funds the principal sum of One Million Three Hundred Thirty Five Thousand Four Hundred Twenty Four Dollars ($1,335,424), together with interest on the unpaid principal of this Debenture at the rate of five percent (5%) per year (computed on the basis of a 365-day year and the actual days elapsed) from the date of this Debenture until paid.

      SECTION 1.02 PAYMENTS OF PRINCIPAL AND INTEREST. The Company shall make monthly payments of principal and interest commencing on January 1, 2006, and with monthly payments being due and payable on the first (1st) trading day of each succeeding month thereafter until all amounts due hereunder have been paid in full. The amount of each payment shall be Two Hundred Thousand Dollars ($200,000), which shall be applied first to costs, accrued interest and redemption premium and then principal. Notwithstanding the foregoing, earlier payments shall be made by the Company until January 1, 2006 in accordance with
Section 1.09 hereof.

      SECTION 1.03 OPTIONAL CONVERSION. The Holder is entitled, at its option, to convert, and sell the Conversion Shares (as defined below) on the same day pursuant to an effective registration statement, at any time and from time to time, until payment in full of this Debenture, up to ten percent (10%) (the "Contractual Limit") of the principal amount of the Debenture, plus accrued interest, into shares (the "Conversion Shares") of the Company's common stock, par value $.001 per share ("Common Stock"), at the price (the "Conversion Price") equal to Twenty Cents $(0.20) per share. In no event shall the Holder be entitled to convert this Debenture for a number of shares of Common Stock in excess of that number of shares of Common Stock which, upon giving effect to such conversion, would cause the aggregate number of shares of Common Stock beneficially owned by the Holder and its affiliates to exceed nine and ninety-nine hundredths percent (9.99%) of the outstanding shares of the Common Stock following such conversion (which provision may be waived by the Investor by written notice from the Investor to the Company, which notice shall be effective 61 days after the date of such notice). No fraction of shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded up to the nearest whole share. To convert this Debenture, the Holder hereof shall deliver written notice thereof, substantially in the form of Exhibit "A" to this Debenture, with appropriate insertions (the "Conversion Notice"), to the Company at its address as set forth herein. The date upon which the conversion shall be effective (the "Conversion Date") shall be deemed to be the date set forth in the Conversion Notice.

      SECTION 1.04 RESERVATION OF COMMON STOCK. The Company shall reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of this Debenture, such number of shares of Common Stock as shall from time to time be sufficient to effect such conversion, based upon the Conversion Price. If at any time the Company does not have a sufficient number of Conversion Shares authorized and available, then the Company shall call and hold a special meeting of its stockholders within sixty (60) days of that time for the sole purpose of increasing the number of authorized shares of Common Stock.

      SECTION 1.05 RIGHT OF REDEMPTION. The Company at its option shall have the right to redeem, with fifteen (15) days advance written notice (the "Redemption Notice"), a portion or all of the amounts outstanding under the Debenture. The Holder shall have the right to convert an amount up to ten percent (10%) of the amount noted in the Redemption Notice; provided that such amount does not exceed the ten percent (10%) conversion limitation noted in Section 1.03 above, during the period between the Redemption Notice and the actual redemption date. In the event that Holder's conversion of 10% of the amount noted in the Redemption Notice would result in an overall conversion of greater than 10% of the principal amount of the Debenture, then Holder's right of redemption pursuant to this Section 1.05 shall be reduced accordingly.

      In the event the Holder has previously delivered a Notice of Conversion, the Company shall have three (3) Trading Days from such Notice of Conversion to submit to the Holder a Redemption Notice, which Redemption Notice if received by the Holder within such three (3) day period shall apply to the portion of the Debenture that was subject to the Notice of Conversion. The Company shall consummate the redemption set forth in the Redemption Notice and pay the redemption amount to the Holder within fifteen days (15) days of the date of such Redemption Notice. The redemption amount shall be equal to one hundred twenty percent (120%) of the amount redeemed plus accrued interest.

      If the Company fails to consummate a redemption and pay the redemption amount within the applicable fifteen (15) day period specified above, then the Company shall pay to the Holder liquidated damages (and not a penalty) of 2% of the amount converted by the Holder.

      SECTION 1.06 REGISTRATION RIGHTS. The Company is obligated to register the resale of the Conversion Shares under the Securities Act of 1933, as amended, pursuant to the terms of a Registration Rights Agreement dated August 4, 2004 between the Company and the Holder (the "Investor Registration Rights Agreement").

      SECTION 1.07 INTEREST PAYMENTS. Accrued interest shall be paid at the time of maturity or conversion to the person in whose name this Debenture is registered. At the time such interest is payable, the Company, in its sole discretion, may elect to pay interest in cash (via wire transfer or certified funds) or in the form of Common Stock. Notwithstanding the foregoing, in the event of default, as described in Article III Section 3.01 hereunder, the Holder may elect that the interest be paid in cash (via wire transfer or certified funds) or in the form of Common Stock. If paid in the form of Common Stock, the amount of stock to be issued will be calculated as follows: the value of the stock shall be the Closing Bid Price on: (i) the date the interest payment is due; or (ii) if the interest payment is not made when due, the date the interest payment is made. A number of shares of Common Stock with a value equal to the amount of interest due shall be issued. No fractional shares will be issued; therefore, in the event that the value of the Common Stock per share does not equal the total interest due, the Company will pay the balance in cash.

      SECTION 1.08 PAYING AGENT AND REGISTRAR. Initially, the Company will act as paying agent and registrar. The Company may change any paying agent, registrar, or Company-registrar by giving the Holder not less than ten (10) business days' written notice of its election to do so, specifying the name, address, telephone number and facsimile number of the paying agent or registrar. The Company may act in any such capacity.

      SECTION 1.09 MANDATORY PREPAYMENT. The Company shall be obligated until January 1, 2006 to remit to Holder an amount equal to ten percent (10%) of the gross proceeds received pursuant to an advance requested by the Company under the Standby Equity Distribution Agreement between the Company and Holder dated August 4, 2004, as amended (the "SEDA"), as such requests are made by the Company from time to time pursuant to the SEDA. Any such amounts shall be applied to the amounts owed hereunder in accordance with Section 1.02 hereof.

      SECTION 1.10 SECURED NATURE OF DEBENTURE. This Debenture is secured by certain assets and property of the Company, as more fully described in the Security Agreement dated August 4, 2004.

                                  ARTICLE II.

      SECTION 2.01 AMENDMENTS AND WAIVER OF DEFAULT. The Debenture may not be amended without the consent of the Holder. Notwithstanding the above, without the consent of the Holder, the Debenture may be amended to cure any ambiguity, defect or inconsistency, to provide for assumption of the Company obligations to the Holder or to make any change that does not adversely affect the rights of the Holder.

                                  ARTICLE III.

      SECTION 3.01 EVENTS OF DEFAULT. An Event of Default is defined as follows:
(a) failure by the Company to pay amounts due hereunder, when due, including, without limitation, any principal, interest, redemption amount or liquidated damages; (b) failure by the Company to comply with the terms of the Irrevocable Transfer Agent Instructions; (c) failure by the Company's transfer agent to issue freely tradeable Common Stock to the Holder within five (5) days of the Company's receipt of the attached Notice of Conversion from Holder; (d) failure by the Company for ten (10) days after notice to it to comply with any of its other agreements in the Debenture; (e) events of bankruptcy or insolvency; (f) a breach by the Company of its obligations under the Securities Purchase Agreement, the Escrow Agreement, the Investor Registration Rights Agreement or any other agreement entered into on August 4, 2004 between the Company and the Holder which is not cured by the Company within ten (10) days after receipt of written notice thereof. Upon the occurrence of an Event of Default, the Holder may, in its sole discretion, accelerate full repayment of all debentures outstanding and accrued interest thereon and may, notwithstanding any limitations contained in this Debenture and/or the Securities Purchase Agreement dated August 4, 2004 between the Company and Cornell Capital Partners, L.P. (the "Securities Purchase Agreement"), convert (without regard to the Contractual Limit specified in Section 1.03 hereof or otherwise) all amounts due hereunder into shares of Common Stock pursuant to Section 1.03 herein and sell or transfer any such shares without any contractual restriction whatsoever.

      SECTION 3.02 FAILURE TO ISSUE UNRESTRICTED COMMON STOCK. As indicated in
Article III Section 3.01, a breach by the Company of its obligations under the Investor Registration Rights Agreement shall be deemed an Event of Default, which if not cured within ten (10) days, shall entitle the Holder to accelerate full repayment of all debentures outstanding and accrued interest thereon or, notwithstanding any limitations contained in this Debenture and/or the Securities Purchase Agreement, to convert all debentures outstanding and accrued interest thereon into shares of Common Stock pursuant to Section 1.03 herein. The Company acknowledges that failure to honor a Notice of Conversion shall cause irreparable harm to the Holder.

                                  ARTICLE IV.

      SECTION 4.01 RIGHTS AND TERMS OF CONVERSION. This Debenture, in whole or in part, may be converted at any time following the date of closing into shares of Common Stock at a price equal to the Conversion Price as described in Section
1.02 above.

      SECTION 4.02 RE-ISSUANCE OF DEBENTURE. When the Holder elects to convert a part of the Debenture, then the Company shall reissue a new Debenture in the same form as this Debenture to reflect the new unconverted principal amount.

                                   ARTICLE V.

      SECTION 5.01 ADJUSTMENT OF CONVERSION PRICE UPON SUBDIVISION OR COMBINATION OF COMMON STOCK. If the Company at any time after the date of issuance of this Debenture subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, any Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time after the date of issuance of this Debenture combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, any Conversion Price in effect immediately prior to such combination will be proportionately increased. Any adjustment under this Section 5.01 shall become effective at the close of business on the date the subdivision or combination becomes effective.

      SECTION 5.02 CONSENT OF HOLDER TO SELL CAPITAL STOCK OR GRANT SECURITY INTERESTS. Except for the Standby Equity Distribution Agreement dated August 4, 2004 between the Company and Cornell Capital Partners, LP. so long as at least $100,000 of the principal of this Note remains unpaid and unconverted, the Company shall not, without the prior consent of the Holder, issue or sell (i)any Common Stock or Preferred Stock without consideration or for a consideration per share less than its fair market value determined immediately prior to its issuance, (ii)issue or sell any Preferred Stock, warrant, option, right, contract, call, or other security or instrument granting the holder thereof the right to acquire Common Stock without consideration or for a consideration per share less than such Common Stock's fair market value determined immediately prior to its issuance, (iii) enter into any security instrument granting the holder a security interest in any of the assets of the Company (provided that the Company may enter into security agreements with a third party (the "Third Party") relating to the purchase, lease, and/or financing of equipment and the Holder will subordinate the priority of Holder's lien to the lien of such Third Party specific to the equipment so purchased, leased and/or financed), or

(iv) file any registration statement on Form S-8 except for securities covered by the Company's 2004 Stock Incentive Plan.

                                  ARTICLE VI.

      SECTION 6.01 NOTICE. Notices regarding this Debenture shall be sent to the parties at the following addresses, unless a party notifies the other parties, in writing, of a change of address:

If to the Company, to:        U.S. Helicopter Corporation.
                              Downtown Manhattan Heliport
                              Pier 6, East River
                              New York, New York 10004
                              Attention: John G. Murphy
                                         President & CEO
                              Telephone: (212) 248-2002
                              Facsimile: (212) 248-0940

With a copy to:               Gallagher, Briody & Butler
                              Princeton Forrestal Village
                              155 Village Boulevard, Suite 201
                              Princeton, NJ 08540
                              Attention: Thomas P. Gallagher, Esq.
                              Telephone: (609) 452-6000
                              Facsimile: (609) 452-0090

If to the Holder:             Cornell Capital Partners, LP
                              101 Hudson Street, Suite 3700
                              Jersey City, NJ 07303
                              Telephone: (201) 985-8300
                              Facsimile: (201) 985-8266

With a copy to:               Cornell Capital Partners, LP
                              101 Hudson Street - Suite 3700
                              Jersey City, NJ 07302
                              Attention: Troy J. Rillo, Esq.
                                         Senior Vice-President
                              Telephone: (201) 985-8300
                              Facsimile: (201) 985-8266

      SECTION 6.02 GOVERNING LAW. This Debenture shall be deemed to be made under and shall be construed in accordance with the laws of the State of New Jersey without giving effect to the principals of conflict of laws thereof. Each of the parties consents to the exclusive jurisdiction of the U.S. District Court sitting in the District of the State of New Jersey or the state courts of the State of New Jersey sitting in Hudson County, New Jersey in connection with any dispute arising under this Debenture and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens to the bringing of any such proceeding in such jurisdictions.

      SECTION 6.03 SEVERABILITY. The invalidity of any of the provisions of this Debenture shall not invalidate or otherwise affect any of the other provisions of this Debenture, which shall remain in full force and effect.

      SECTION 6.04 ENTIRE AGREEMENT AND AMENDMENTS. This Debenture represents the entire agreement between the parties hereto with respect to the subject matter hereof and there are no representations, warranties or commitments, except as set forth herein. This Debenture may be amended only by an instrument in writing executed by the parties hereto.

      SECTION 6.05 COUNTERPARTS. This Debenture may be executed in multiple counterparts, each of which shall be an original, but all of which shall be deemed to constitute on instrument.

      IN WITNESS WHEREOF, with the intent to be legally bound hereby, the Company as executed this Debenture as of the date first written above.

                                      U.S. HELICOPTER CORPORATION

                                      By: /s/  John G. Murphy
                                         --------------------
                                      Name: John G. Murphy
                                      Title: President & Chief Executive Officer

                                   EXHIBIT "A"

                              NOTICE OF CONVERSION

        (TO BE EXECUTED BY THE HOLDER IN ORDER TO CONVERT THE DEBENTURE)

TO:

      The undersigned hereby irrevocably elects to convert
$___________________________________ of the principal amount of the above
Debenture into Shares of Common Stock of U.S. Helicopter, Inc., according to the conditions stated therein, as of the Conversion Date written below.

CONVERSION DATE:                _____________________________________________

APPLICABLE CONVERSION PRICE:    _____________________________________________

SIGNATURE:                      _____________________________________________

NAME:                           _____________________________________________

ADDRESS:                        _____________________________________________

AMOUNT TO BE CONVERTED:         $____________________________________________

AMOUNT OF DEBENTURE
UNCONVERTED:                    $____________________________________________

CONVERSION PRICE PER SHARE:     $____________________________________________

NUMBER OF SHARES OF COMMON
STOCK TO BE ISSUED:             _____________________________________________

PLEASE ISSUE THE SHARES OF
COMMON STOCK IN THE FOLLOWING
NAME AND TO THE FOLLOWING
ADDRESS:                        _____________________________________________

ISSUE TO:                       _____________________________________________

AUTHORIZED SIGNATURE:           _____________________________________________

NAME:                           _____________________________________________

TITLE:                          _____________________________________________

PHONE NUMBER:                   _____________________________________________

BROKER DTC PARTICIPANT CODE:    _____________________________________________

ACCOUNT NUMBER:                 _____________________________________________

                                       A-1